                                                                     Exhibit 2.1

                             AGREEMENT AND PLAN OF
                          REORGANIZATION BY AND AMONG
                  PS GROUP, INC., PS GROUP HOLDINGS, INC. AND
                          PSG MERGER SUBSIDIARY, INC.

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of January 31, 1996, among PS Group, Inc., a Delaware corporation (the "Company"), PS Group Holdings, Inc., a Delaware corporation ("Holdings"), and PSG Merger Subsidiary, Inc., a Delaware corporation ("Merger Sub").

                                  WITNESSETH:

     WHEREAS, the Company has an authorized capital stock consisting of 10,500,000 shares of common stock, par value $1.00 per share (the "Company Common Stock"), of which 6,068,313 shares are issued and outstanding on the date hereof, and 1,000,000 shares of preferred stock, par value $1.00 per share, none of which are outstanding on the date hereof; and

     WHEREAS, Holdings has an authorized capital stock consisting of 10,500,000 shares of common stock, par value $1.00 per share (the "Holdings Common Stock"), of which 100 shares are issued and outstanding and are held by the Company on the date hereof, and 1,000,000 shares of preferred stock, par value $1.00 per share, none of which are outstanding on the date hereof (the "Holdings Preferred Stock"); and

     WHEREAS, Merger Sub has an authorized capital stock consisting of 100 shares of common stock (the "Merger Sub Common Stock"), all of which are issued and outstanding and are held by Holdings on the date hereof; and

     WHEREAS, the Company, Holdings and Merger Sub desire to effect a reorganization of the Company into a holding company structure (the "Reorganization") by means of the Merger (as defined below), pursuant to which the Company will become a wholly-owned subsidiary of Holdings and shareholders of the Company will exchange their shares of Company Common Stock for shares of Holdings Common Stock; and

     WHEREAS, the boards of directors of the Company and Merger Sub each desire that, to facilitate the Reorganization, Merger Sub merge with and into the Company (the "Merger") pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DGCL") on the terms set forth in this Agreement, which is intended to constitute, inter alia, an agreement of merger for the
                                 ----------
purposes of the DGCL, and the boards of directors of the Company and Merger Sub have each approved this Agreement; and

     WHEREAS, the board of directors of Holdings has approved this Agreement and authorized Holdings to join and be bound by it; and

     WHEREAS, the board of directors of the Company has directed that this Agreement be submitted to a vote of the Company's stockholders at a special meeting of stockholders (the "Special Meeting"); and

     WHEREAS, Holdings, as the sole stockholder of Merger Sub, and the Company, as the sole stockholder of Holdings, have each adopted this Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto agree as follows:

                            ARTICLE 1:  THE MERGER

     1.1  The Merger; Effect of Merger.  At the Effective Time (as defined in
          ----------------------------
Section 1.2 below), Merger Sub shall be merged with and into the Company pursuant to Section 251 of the DGCL, the separate existence of Merger Sub shall cease, and the Company, as the surviving corporation, shall continue its corporate existence under the laws of the State of Delaware under the name of "PS Group, Inc.," all with the effect provided in the DGCL. The Company, as the surviving corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of Merger Sub in accordance with the General Corporation Law of the State of Delaware.

     1.2  Effective Time.  The Effective Time shall be the time at which a duly
          --------------
executed and certified copy of a Certificate of Merger with respect to the Merger (the "Certificate of Merger") is filed in the office of the Secretary of State of Delaware in accordance with the provisions of the DGCL.

     1.3  Company Certificate of Incorporation.  The restated certificate of
          ------------------------------------
incorporation, as amended, of the Company, as in effect immediately prior to the Effective Time, shall be and remain the restated certificate of incorporation, as amended, of the Company, as the surviving corporation, following the Effective Time until it shall be amended as provided by law.

     1.4  Company By-laws.  The by-laws of the Company, as in effect immediately
          ---------------
prior to the Effective Time, shall be and remain the bylaws of the Company, as the surviving corporation, following the Effective Time until the same shall be altered, amended or repealed.

     1.5  The Company's Directors and Officers.  The directors and officers,
          ------------------------------------
respectively, of the Company immediately prior to the Effective Time shall continue as the directors and officers, respectively, of the Company following the Effective Time, to hold office until the expiration of their current terms or their prior resignation, removal or death.


     1.6  Holdings' Certificate of Incorporation and By-laws.  Prior to the
          -------------------------------------------------
Effective Time, Holdings shall cause its Certificate of Incorporation and Bylaws to read in their entirety substantially as set forth in Annexes A and B, respectively.

                       ARTICLE 2:  CONVERSION OF SHARES

     2.1  Company Common Stock.  At the Effective Time, automatically by virtue
          --------------------
of the Merger and without any further action by any of the parties hereto or any other person, each share of Company Common Stock issued and outstanding or held in the treasury of the Company immediately prior to the Effective Time shall be converted into the right to receive one share of Holdings Common Stock upon compliance with the procedures specified in Article 3 of this Agreement. No shares of Company Common Stock shall be issued or outstanding after the Effective Time except as set forth in Section 2.2 below.

     2.2  Merger Sub Common Stock.  At the Effective Time, automatically by
          -----------------------
virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock and, as a result thereof, Holdings shall become the sole stockholder of the Company.

     2.3  Holdings Common Stock.  At the Effective Time, automatically by virtue
          ---------------------
of the Merger and without any further action by any of the parties hereto or any other person, each share of Holdings Common Stock issued and outstanding and held by the Company immediately prior to the Effective Time shall be cancelled and cease to be issued or outstanding.

     2.4  Stock Option Plans.  At the Effective Time, Holdings shall assume and
          ------------------
continue the Company's 1984 Stock Incentive Plan, as amended, and the Recontek, Inc. 1987 Employment Stock Option Plan (together with the 1984 Stock Incentive Plan, the "Stock Option Plans"), be substituted as the "Company" under the terms and provisions of each of the Stock Option Plans and assume all rights and obligations of the Company under each of the Stock Option Plans as theretofore in effect and all stock options outstanding thereunder (the "Outstanding Options"). The Stock Option Plans and the Outstanding Options shall, pursuant to their terms, thereafter apply to shares of Holdings Common Stock in the same manner as they theretofore applied to shares of Company Common Stock. Prior to the Effective Time, the Company shall take such action with respect to the Stock Option Plans as is appropriate to facilitate performance of the foregoing provisions of this Section 2.4.


                  ARTICLE 3:  EXCHANGE OF STOCK CERTIFICATES

     3.1  Appointment of Exchange Agent.  At or prior to the Effective Time,
          -----------------------------
Holdings shall appoint a bank or trust company selected by Holdings as exchange agent ("Exchange Agent") for the purpose of facilitating the exchange of certificates representing shares of Company Common Stock ("Company Certificates") for certificates representing shares of Holdings Common Stock ("Holdings Certificates").

     3.2  Exchange of Certificates.  As soon as practicable after the Effective
          ------------------------
Time, the Exchange Agent shall mail to each holder of record of Company Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Company Certificates in exchange for Holdings Certificates. Upon proper surrender of a Company Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Holdings Certificate representing a number of shares of Holdings Common Stock equal to the number of shares of Company Common Stock represented by the surrendered Company Certificate.

     3.3  Restriction on Payment of Dividends and Distributions.  No dividends
          -----------------------------------------------------
or other distributions declared after the Effective Time with respect to Holdings Common Stock shall be paid to the holder of any unsurrendered Company Certificate until the holder thereof shall surrender such Company Certificate in accordance with Section 3.2. After the surrender of a Company Certificate in accordance with Section 3.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Holdings Common Stock represented by such Company Certificate. Notwithstanding the foregoing, none of Holdings, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     3.4  Issuance of a Holdings Certificate in a Different Name.  If any
          ------------------------------------------------------
Holdings Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a Holdings Certificate in any name other than that of the registered holder of the Company Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     3.5  No Transfers of Company Common Stock after the Effective Time.  After
          -------------------------------------------------------------
the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented for transfer, no transfer shall be effected on the stock transfer books of Holdings with respect to such shares and no Holdings Certificate shall be issued representing the shares of Holdings Common Stock exchangeable for such shares of Company Common Stock unless and until such Company Certificate is delivered to the Exchange Agent together with properly completed and duly executed copies of all documents required by Section 3.2 (or such other documents as are satisfactory to Holdings and the Exchange Agent in their sole discretion).

     3.6  Lost Company Certificates.  In the event any Company Certificate shall
          -------------------------
have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Holdings, the posting by such person of a bond in such amount as Holdings may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Company Certificate, a Holdings Certificate representing the shares of Holdings Common Stock deliverable in respect of such Company Certificate pursuant to this Agreement.


                   ARTICLE 4:  CONDITIONS TO REORGANIZATION

     4.1  Conditions to Merger.  The consummation of the Reorganization is
          --------------------
subject to the satisfaction, or (to the extent permitted by law) waiver by the Company, of the following conditions prior to the Effective Time:

          (a)  Consents.  Any consents, approvals or authorizations that the
               --------
Company deems necessary or appropriate to be obtained in connection with the consummation of the Reorganization shall have been obtained;

          (b)  Stockholder Approval.  This Agreement shall have been adopted by
               --------------------
the holders of Company Common Stock in accordance with the DGCL;

          (c)  Listing.  Holdings Common Stock to be issued or reserved for
               -------
issuance in connection with the Reorganization shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange and the Pacific Stock Exchange; and

          (d)  Tax Opinion.  The Company shall have received, in form and
               -----------
substance satisfactory to it, an opinion from Munger, Tolles & Olson with respect to certain federal income tax effects of the Reorganization and the provisions of Article XI of Annex A hereto.


                ARTICLE 5:  AMENDMENT, DEFERRAL AND TERMINATION

     5.1  Amendment.  Subject to Section 251(d) of the DGCL, the parties hereto,
          ---------
by mutual consent of their respective boards of directors, may amend this Agreement prior to the filing of the Certificate of Merger with the Secretary of State of Delaware.

     5.2  Deferral.  Consummation of the Reorganization may be deferred by the
          --------
board of directors of the Company or any authorized officer of the Company for a reasonable period of time following the Special Meeting if said board of directors or authorized officer determines that such deferral would be in the best interests of the Company and its stockholders.

     5.3  Termination.  This Agreement may be terminated and the Reorganization
          -----------
may be abandoned at any time prior to the filing of the Certificate of Merger with the Secretary of State of Delaware, whether before or after adoption of this Agreement by the stockholders of the Company, by action of the board of directors of the Company, if said board of directors determines that the consummation of the Reorganization would not, for any reason, be in the best interests of the Company and its stockholders.


                           ARTICLE 6:  MISCELLANEOUS

     6.1  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of Delaware.

     6.2  Further Assurances.  From time to time on and after the Effective
          ------------------
Time, each party hereto agrees that it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to consummate the Reorganization. Merger Sub hereby authorizes and empowers the Company, as the surviving corporation, to execute and deliver all such assignments, assurances and other instruments and to take all such further actions in the name of Merger Sub following the Effective Time.

     6.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement.

     6.4  Descriptive Headings.  The descriptive headings herein are inserted
          --------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority duly granted by its board of directors, has caused this Agreement to be executed by a duly authorized officer thereof, and has further caused its corporate seal to be hereunto affixed and attested, as of the date first written above.

                                  PS GROUP, INC.

                                  /s/ Charles E. Rickershauser, Jr.
                                  _________________________________
                                    Charles E. Rickershauser, Jr.
                                       Chief Executive Officer


                                  PS GROUP HOLDINGS, INC.

                                  /s/ Charles E. Rickershauser, Jr.
                                  _________________________________
                                     Charles E. Rickershauser, Jr.
                                        Chief Executive Officer



                                  PSG MERGER SUBSIDIARY, INC.

                                  /s/ Charles E. Rickershauser, Jr.
                                  _________________________________
                                     Charles E. Rickershauser, Jr.
                                        Chief Executive Officer

                                    ANNEX A

                            RESTATED CERTIFICATE OF
                           INCORPORATION OF PS GROUP
                         HOLDINGS, INC. TO BE IN EFFECT
                           IMMEDIATELY FOLLOWING THE
                                 REORGANIZATION

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            PS GROUP HOLDINGS, INC.



                                   ARTICLE I

            The name of this corporation is PS Group Holdings, Inc.

                                   ARTICLE II

     The address of this corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

     The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

     (A) The total number of shares of all classes of capital stock which this corporation shall have the authority to issue is eleven million five hundred thousand (11,500,000) shares, of which ten million five hundred thousand (10,500,000) shares shall be of the par value of $1.00 per share and designated "Common Stock" and one million (1,000,000) shares shall be of the par value of $1.00 per share and designated "Preferred Stock".

     (B) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

          (1) The designation of and number of shares constituting such series;

          (2) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other class of capital stock or series thereof and whether such dividends shall be cumulative or noncumulative;

          (3) Whether the shares of such series shall be subject to redemption by this corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

          (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

          (5) Whether or not the sales of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of this corporation, and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (6) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms and conditions of such voting rights;

          (7) The restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

          (8) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, this corporation.


                                   ARTICLE V

     (A) The number of directors of this corporation shall be fixed and may be altered from time to time as may be provided in the By-laws. The directors of this corporation need not be stockholders therein.

     (B) The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1997; each initial director in Class II shall hold office until the annual meeting of stockholders in 1998; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1999.

     (C) In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

     (D) Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of directors of any class, such vacancy shall be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one such director remains, or by the majority vote of the remaining directors of the other two classes if there be no remaining member of the class in which the vacancy occurs. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.


                                   ARTICLE VI

     All of the powers of this corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time By-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal By-laws made by the Board of Directors; provided, however, that By-laws shall not be adopted, altered, amended or repealed by the stockholders of the corporation except by the vote of the holders of not less than 66-2/3% of the outstanding shares of Common Stock.


                                  ARTICLE VII

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.


                                  ARTICLE VIII

     Action shall be taken by the stockholders only at annual or special meetings of stockholders and stockholders may not act by written consent.


                                   ARTICLE IX

     (A) Subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of Common Stock of this corporation, which shall include the affirmative vote of at least 50% of the outstanding shares of Common Stock held by stockholders other than a "related person" (as hereinafter defined), shall be required for the approval or authorization of any "business combination" (as hereinafter defined) of this corporation with any related person; provided, however, that such 66-2/3% voting requirement shall not be applicable if:

          (1) The business combination was approved by the Board of Directors of the corporation either (a) prior to the acquisition by such related person of the beneficial ownership of 20% or more of the outstanding shares of the Common Stock of the corporation, or (b) after such acquisition, but only so long as such related person has sought and obtained the unanimous approval by the Board of Directors of such acquisition of more than 20% of the Common Stock prior to such acquisition being consummated; or

          (2) The business combination is solely between this corporation and another corporation, 50% or more of the voting stock of which is owned by this corporation and none of which is owned by a related person; provided that each stockholder of this corporation receives the same type of consideration in such transaction in proportion to his stockholdings; or

          (3) All of the following conditions are satisfied:

               (a) The cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of this corporation in the business combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by such related person in acquiring any of its holdings of this corporation's Common Stock or (ii) an amount which bears the same or a greater percentage relationship to the market price of this corporation's Common Stock immediately prior to the announcement of such business combination as the highest per share price determined in (i) above bears to the market price of this corporation's Common Stock immediately prior to the commencement of acquisition of this corporation's Common Stock by such related person, but in no event in excess of two times the highest per share price determined in (i), above; and
                 ---

               (b) After becoming a related person and prior to the consummation of such business combination, (i) such related person shall not have acquired any newly issued shares of capital stock, directly or indirectly, from this corporation (except upon conversion of convertible securities acquired by it prior to becoming a related person or upon compliance with the provision of this Article IX or as a result of a pro rata stock dividend or stock split) and (ii) such
                        --- ----
          related person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this corporation, or made any major changes in this corporation's business or equity capital structure; and
                                                                   ---

               (c) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not this corporation is then subject to such requirements, shall be mailed to the public stockholders of this corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any outside directors, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of this corporation (such investment banking firm to be engaged solely on behalf of the remaining public stockholders, to be paid a reasonable fee for its services by this corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such related person and, if there are at the time any such directors, to be selected by a majority of the continuing directors and outside directors).

     (B)  For purposes of this Article IX:

          (1) The term "business combination" shall mean (a) any merger or consolidation of this corporation with or into a related person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a related person, (c) any merger or consolidation of a related person with or into this corporation or a subsidiary of this corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to this corporation or a subsidiary of this corporation, (e) the issuance of any securities of this corporation or a subsidiary of this corporation to a related person, (f) the acquisition by this corporation or a subsidiary of this corporation of any securities of a related person, (g) any reclassification of Common Stock of this corporation, or any recapitalization involving Common Stock of this corporation, consummated within five years after a related person becomes a related person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination;

          (2) The term "related person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" (defined below), "beneficially" owns (as this term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934), in the aggregate 20% or more of the outstanding shares of the Common Stock of this corporation, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity;

          (3) The term "substantial part" shall mean more than 10% of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made;

          (4) Without limitation, any shares of Common Stock of this corporation which any related person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such related person;

          (5) For the purposes of subparagraph (A)(3) of this Article IX, the term "other consideration to be received" shall include, without limitation, Common Stock of this corporation retained by its existing public stockholders in the event of a business combination with such related person in which this corporation is the surviving corporation; and

          (6) With respect to any proposed business combination, the term "continuing director" shall mean a director who was a member of the Board of Directors of this corporation immediately prior to the time that any related person involved in the proposed business combination acquired 20% or more of the outstanding shares of Common Stock of the corporation, and the term "outside director" shall mean a director who is not (a) an officer or employee of this corporation or any relative of an officer or employee,
     (b) a related person or an officer, director, employee, associate or affiliate of a related person, or a relative of any of the foregoing, or
     (c) a person having a direct or indirect material business relationship with this corporation.


                                   ARTICLE X

     The provisions set forth in this Article X and in Articles V, VI, VIII, IX and XI herein may not be repealed or amended in any respect, and no article imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of Common Stock of this corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding; provided, however, that if there is a related person (as defined in Article IX), such 66-2/3% vote must include the affirmative vote of at least 50% of the outstanding shares of Common Stock held by stockholders other than the related person; and provided further that, notwithstanding this Article X,
Article XI hereof may be amended or modified by the Board of Directors as provided in Article XI.


                                   ARTICLE XI

     (A) TRANSFER RESTRICTIONS. In order to preserve the net operating loss carryforwards (including any "net unrealized built-in loss," as defined under applicable law), capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and other tax benefits (collectively, the "Tax Benefits") to which the corporation or any member of the corporation's "affiliated group" as that term is used in Section 1504 of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (collectively, the "Code"), is or becomes entitled prior to the Expiration Date (as hereinafter defined) pursuant to the Code and the Treasury Regulations promulgated thereunder, as amended from time to time ("Treasury Regulations") or any applicable state statute, the following restrictions shall apply until the earlier of (x) the day after the fifteenth
(15th) anniversary of the effective time of the merger of PSG Merger Subsidiary, Inc. with and into PS Group, Inc. (the "Merger"), (y) the repeal of Section 382 of the Code if the Board of Directors determines that the restrictions in this
Article XI are no longer necessary, and (z) the beginning of a taxable year of the corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, unless the Board of Directors shall fix an earlier or later date in accordance with Section (E) of this Article XI. (The date on which the restrictions of this Article XI expire hereunder is sometimes referred to herein as the "Expiration Date.")

          (1) Definitions.  For purposes of this Article XI:
              -----------

               (a) a "Preexisting 5-Percent Shareholder" shall mean (i) Berkshire Hathaway Inc. or any direct or indirect majority-owned subsidiary of Berkshire Hathaway Inc.; (ii) J.P. Guerin, Fabienne M. Guerin, the John Patrick Guerin

          Trust, the Guerin Family Trust and the J. Patrick Guerin III Trust;
          (iii) ESL Partners, L.P.; (iv) any Person who establishes to the satisfaction of the Board of Directors that such Person was a "5-percent shareholder" of PS Group, Inc. within the meaning of Treasury Regulation Section 1.382-2T(g)(1)(i) or a "first tier entity" of PS Group, Inc. within the meaning of Treasury Regulation Section 1.382-2T(f)(9) on [______________, 1996] [the day before PS Group, Inc.
          first announced its intention to seek to implement the Transfer Restrictions]; and (v) any "5-percent owner," or "higher tier entity," of any Person described in parts (i) through (iv) above, within the meaning of Treasury Regulation Section 1.382-2T(f)(10) and 1.382-2T(f)(14), respectively;

               (b) a "Prohibited Ownership Percentage" shall mean any Stock ownership that would cause a Person or Public Group to be a "5-percent shareholder" of the corporation within the meaning of Treasury Regulation Section 1.382-2T(g)(1)(i) or (ii); for this purpose, whether a Person or Public Group would be a "5 percent shareholder" shall be determined (i) without giving effect to the following provisions: Treasury Regulation Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii), (ii) by
          treating every Person or Public Group which owns Stock, whether directly or by attribution, as directly owning such Stock notwithstanding any further attribution of such Stock to other Persons and notwithstanding Treasury Regulation Section 1.382-2T(h)(2)(i)(A),
          (iii) by substituting the term "Person" in place of "individual" in Treasury Regulation Section 1.382-2T(g)(1)(i), (iv) by taking into account ownership of Stock at any time during the "testing period" as defined in Treasury Regulation Section 1.382-2T(d)(1), and (v) by treating each day during the testing period as if it were a "testing date" as defined in Treasury Regulation Section 1.382-2(a)(4)(i); in addition, for the purpose of determining whether any Person or Public Group has a Prohibited Ownership Percentage as of any date, the definition of Stock set forth in part (e) of this subparagraph (A)(1) shall be applied in lieu of the definition in Treasury Regulation
          Section 1.382-2T(f)(18), except that any Option shall be treated as Stock only to the extent treating it as Stock would cause an increase in ownership of Stock by such Person and such Option would be deemed exercised pursuant to Treasury Regulations in effect from time to time (disregarding whether treating such Option as exercised would cause an ownership change);

               (c) a "Public Group" shall have the meaning contained in Treasury Regulation Section 1.382-2T(f)(13), excluding any "direct public group" with respect to the corporation, as that term is used in Treasury Regulation Section 1.382-2T(j)(2)(ii);

               (d) a "Person" shall mean any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization (including the corporation), or any other entity described in Treasury Regulation Section 1.382-3(a)(1)(i);

               (e) "Stock" refers to all classes of stock of the corporation, all Options to acquire stock of the corporation and all other interests that would be treated as stock in the corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18)(iii), other than (i) stock described in Section 1504(a)(4) of the Code and (ii) stock that would be described in such Section 1504(a)(4) but is not so described solely because it is entitled to vote as a result of dividend arrearages;

               (f) "Option" shall have the meaning set forth in Treasury Regulation Section 1.382-4;

               (g) "Transfer" shall mean any conveyance, by any means, of legal or beneficial ownership (direct or indirect) of shares of Stock, whether such means are direct or indirect, voluntary or involuntary, including, without limitation, the transfer of any ownership interest in any entity that owns (directly or indirectly) shares of Stock (and any reference in this Article XI to a Transfer of Stock shall include any Transfer of any interest in any such entity and references to the Persons to whom Stock is Transferred shall include Persons to whom any interest in any such entity shall have been Transferred); and

               (h) "Transferee" means any Person to whom Stock is Transferred.

          (2) Prohibited Transfers.  From and after the effective time of the
              --------------------
     Merger, no Person shall Transfer any Stock to any other Person to the extent that such Transfer, if effected: (a) would cause the Transferee or any Person or Public Group to have a Prohibited Ownership Percentage; (b) would increase the Stock ownership percentage (determined in accordance with Section 382 of the Code and the Treasury Regulations thereunder) of any Transferee or any Person or Public Group having a Prohibited Ownership Percentage; or (c) would create, under Treasury Regulation Section 1.382-2T(j)(3)(i), a new "public group" as that term is used in Treasury Regulation Section 1.382-2T(f)(13); provided, however, that (x) part (c) of this subparagraph (A)(2) shall not apply to any Transfer of Stock by (but not to) a Preexisting 5-Percent Shareholder if such Transfer is not prohibited by part (a) or (b) of this subparagraph (A)(2) and if such Stock was acquired by such Preexisting 5-Percent Shareholder in exchange for shares of stock of PS Group, Inc. that were owned by such Preexisting 5-Percent Shareholder (within the meaning of Section 382) on [____________, 1996], [the day before PS Group, Inc. first announced its intention to seek to implement the Transfer Restrictions], and (y) nothing in this Article XI shall prohibit the Transfer of any interest in any Preexisting 5-Percent Shareholder.

          (3) Board of Directors Consent to Certain Transfers. The Board of
              ------------------------------------------------
     Directors may permit any Transfer of shares of Stock that would otherwise be prohibited pursuant to subparagraph (A)(2) of this Article XI if information relating to a specific proposed transaction is presented to the Board of Directors and the Board of Directors determines that, based on the facts in existence at the time of such determination, such transaction will not delay, prevent or otherwise jeopardize the corporation's full utilization of the Tax Benefits. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such a Transfer, including without limitation, restrictions on the ability of any Transferee to Transfer shares of Stock acquired through such Transfer; provided, however, that any such restrictions shall be consented to by such Transferee and the certificates representing such shares of Stock shall include an appropriate legend.

          (4) Waiver of Restrictions.  Notwithstanding anything herein to the
              ----------------------
     contrary, the Board of Directors may waive any of the restrictions contained in subparagraph (A)(2) of this Article XI in any instance in which the Board of Directors determines that a waiver would be in the best interests of the corporation, notwithstanding the effect of such waiver on the Tax Benefits.

     (B) PURPORTED TRANSFER IN VIOLATION OF TRANSFER RESTRICTION. Unless the approval or waiver of the Board of Directors is obtained as provided in subparagraphs (A)(3) or (A)(4) of this Article XI, any purported Transfer of Stock in excess of the shares that could be Transferred to the Transferee without restriction under subparagraph (A)(2) of this Article XI shall not be effective to Transfer record, legal, beneficial or any other ownership of such excess shares (the "Prohibited Shares") to the purported acquiror of any form of such ownership (the "Purported Acquiror"), who shall not be entitled to any rights as a stockholder of the corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). Any purported record, beneficial, legal or other owner of Prohibited Shares shall be deemed to be a "Purported Acquiror" of such Prohibited Shares. If there is more than one Purported Acquiror with respect to certain Prohibited Shares (for example, if the Purported Acquiror of record ownership of such Prohibited Shares is not the Purported Acquiror of beneficial ownership of such Prohibited Shares), then references to "Purported Acquiror" shall include any or all of such Purported Acquirors, as appropriate. Subparagraphs (B)(1) and (B)(2) below shall apply only in the case of violations of the restrictions contained in parts (a) and (b) of subparagraph (A)(2) of this Article XI.

          (1) Transfer of Prohibited Shares and Prohibited Distributions to
              -------------------------------------------------------------
     Agent.  Upon demand by the corporation, the Purported Acquiror shall
     -----
     transfer or cause the transfer of any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent designated by the corporation (the "Agent"). The Agent shall sell in an arms-length transaction (through the New York Stock Exchange, if possible, but in any event consistent with applicable law) any Prohibited Shares transferred to the Agent by the Purported Acquiror. (The proceeds of such sale shall be referred to as "Sales Proceeds.") If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares for the Agent, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds"), except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to subparagraph (B)(2) below if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Prohibited Shares by the Purported Acquiror other than a transfer which (a) is described in the preceding sentences of this subparagraph (B)(1) and (b) does not itself violate the provisions of this Article XI shall not be effective to transfer any ownership of the Prohibited Shares.

          (2) Allocation of Sale Proceeds, Resale Proceeds and Prohibited
              -----------------------------------------------------------
     Distributions.  The Sale Proceeds or the Resale Proceeds, if applicable,
     -------------
     shall be allocated to the Purported Acquiror up to the following amount:
     (a) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares, or (b) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Any Resale Proceeds or Sales Proceeds in excess of the Agent's expenses incurred in performing its duties hereunder and the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions (such excess amount and Prohibited Distributions are collectively the "Subject Amounts"), shall be paid over to an entity designated by the corporation that is described in Section 501(c)(3) of the Code. In no event shall any such Prohibited Shares or Subject Amounts inure to the benefit of the corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in performing its duties hereunder.

          (3) Prompt Enforcement Against Purported Acquiror.  Within thirty (30)
              ---------------------------------------------
     business days of learning of the purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party (as hereinafter defined), the corporation through its Secretary shall demand that the Purported Acquiror or the Prohibited Party Group (as hereinafter defined) surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror or Prohibited Party Group within thirty (30) business days from the date of such demand, the corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this subparagraph (B)(3) shall preclude the corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided further that failure of the corporation to act within the time periods set out in this subparagraph (B)(3) shall not constitute a waiver of any right of the corporation to compel any transfer required by, or take any action permitted by, this Article XI. Upon a determination by the Board of Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party or any other violation of Section (A) of this Article XI, the Board of Directors may authorize such additional action as it deems advisable to give effect to the provisions of this Article XI, including, without limitation, refusing to give effect on the books of the corporation to any such purported Transfer or instituting proceedings to enjoin any such purported Transfer.

          (4) Other Remedies.  In the event that the Board of Directors
              --------------
     determines that a Person proposes to take any action in violation of subparagraph (A)(2) of this Article XI, or in the event that the Board of Directors determines after the fact that an action has been taken in violation of subparagraph (A)(2) of this Article XI, the Board of Directors, subject to subparagraph (B)(5) of this Article XI, may take such action as it deems advisable to prevent or to refuse to give effect to any purported Transfer or other action which would result, or has resulted, in such violation, including, but not limited to, refusing to give effect to such purported Transfer or other action on the books of the corporation or instituting proceedings to enjoin such purported Transfer or other action. If any Person shall knowingly violate, or knowingly cause any other Person under the control of such Person ("Controlled Person") to violate, subparagraph (A)(2) of this

     Article XI, then that Person and any Controlled Person shall be jointly and severally liable for, and shall pay to the corporation, such amount as will, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the corporation as a result of such violation, put the corporation in the same financial position as it would have been in had such violation not occurred.

          (5) No Restriction on Settlement of Exchange Transactions.  Nothing
              -----------------------------------------------------
     contained in this Article XI shall preclude the settlement of any transaction involving Stock entered into through the facilities of the New York Stock Exchange, the Pacific Stock Exchange or any other national securities exchange. The application of the provisions and remedies described in this Section (B) of this Article XI shall be deemed not to so preclude any such settlement.

          (6) Modification of Remedies For Certain Indirect Transfers.  In the
              -------------------------------------------------------
     event of any Transfer of Stock which does not involve a transfer of "securities" of the corporation within the meaning of the Delaware General Corporation Law, as amended ("Securities"), but which would cause a Person or Public Group (the "Prohibited Party") to violate a restriction provided for in part (a) or (b) of subparagraph (A)(2) of this Article XI, the application of subparagraphs (B)(1) and (B)(2) shall be modified as described in this subparagraph (B)(6). In such case, the Prohibited Party and/or any Person or Public Group whose ownership of the corporation's Securities is attributed to the Prohibited Party pursuant to Section 382 of the Code and the Treasury Regulations thereunder (collectively, the "Prohibited Party Group") shall not be required to dispose of any interest which is not a Security, but shall be deemed to have disposed of, and shall be required to dispose of, sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired by members of the Prohibited Party Group), to cause the Prohibited Party, following such disposition, not to be in violation of part (a) or (b) of subparagraph
     (A)(2) of this Article XI. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities which are deemed to be disposed of shall be considered Prohibited Shares and shall be disposed of through the Agent as provided in subparagraphs (B)(1) and (B)(2) of this Article XI, except that the maximum aggregate amount payable to the Prohibited Party Group in connection with such sale shall be the fair market value of the Prohibited Shares at the time of the Prohibited Transfer.

     (C) OBLIGATION TO PROVIDE INFORMATION. The corporation may require as a condition to the registration of the Transfer of any Stock that the proposed Transferee furnish to the corporation all information reasonably requested by the corporation with respect to all the direct or indirect beneficial or legal ownership of Stock or Options to acquire Stock by the proposed Transferee and by Persons controlling, or controlled by or under common control with the proposed Transferee.

     (D) LEGENDS. All certificates issued by the corporation evidencing ownership of shares of Stock of this corporation that are subject to the restrictions on Transfer contained in this Article XI shall bear a conspicuous legend referencing the restrictions set forth in this Article XI.

     (E) FURTHER ACTIONS. Subject to subparagraph (B)(5) of this Article XI, nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the corporation in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law (including applicable regulations) making one or more of the following actions necessary or desirable or in the event that the Board of Directors believes one or more of such actions is in the best interest of the corporation, the Board of Directors may (1) accelerate or extend the Expiration Date, (2) modify the definitions of any terms set forth in this Article XI or (3) conform any provisions of Section (A) of this Article XI to the extent necessary to make such provisions consistent with the Code and Treasury Regulations following any changes therein; provided that the Board of Directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary or desirable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, which determination may be based upon an opinion of legal counsel to the corporation and which determination shall be filed with the Secretary of the corporation and mailed by the Secretary to the stockholders of this corporation within ten (10) days after the date of any such determination. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind By-laws, regulations and procedures of the corporation not inconsistent with the express provisions of this Article XI for purposes of determining whether any acquisition of Stock would jeopardize the corporation's ability to preserve and use the Tax Benefits, and for the orderly application, administration and implementation of the provisions of this Article XI. Such procedures and regulations shall be kept on file with the Secretary of the corporation and with its transfer agent and shall be made available for inspection by the public and, upon request, shall be mailed to any holder of Stock. The Board of Directors of the corporation shall have the exclusive power and authority to administer this Article XI and to exercise all rights and powers specifically granted to the Board of Directors or the corporation, or as may be necessary or advisable in the administration of this Article XI, including without limitation, the right and power to (1) interpret the provisions of this Article XI, and (2) make all calculations and determinations deemed necessary or advisable for the administration of this Article XI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the corporation, the Agent, and all other parties.

     (F) BENEFITS OF THIS ARTICLE XI. Nothing in this Article XI shall be construed to give to any Person other than the corporation or the Agent any legal or equitable right, remedy or claim under this Article XI. This Article XI shall be for the sole and exclusive benefit of the corporation and the Agent.

          (G) SEVERABILITY. If any provision of this Article XI or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XI.

                                    ANNEX B


                  RESTATED BY-LAWS OF PS GROUP HOLDINGS, INC.
                          TO BE IN EFFECT IMMEDIATELY
                         FOLLOWING THE REORGANIZATION

                              RESTATED BY-LAWS OF

                            PS GROUP HOLDINGS, INC.



                               Table of Contents
                               -----------------

                                                                          Page
                                                                          ----
ARTICLE I              Offices                                            C-1

ARTICLE II             Meetings of Stockholders                           C-1

ARTICLE III            Directors                                          C-3

ARTICLE IV             Officers                                           C-7

ARTICLE V              Seal                                               C-9

ARTICLE VI             Form of Stock Certificate                          C-9

ARTICLE VII            Representation of Shares of
                         Other Corporations                               C-9

ARTICLE VIII           Transfers of Stock                                 C-9

ARTICLE IX             Lost, Stolen or Destroyed
                         Certificates                                     C-10

ARTICLE X              Record Date                                        C-10

ARTICLE XI             Registered Stockholders                            C-10

ARTICLE XII            Fiscal Year                                        C-10

ARTICLE XIII           Notices                                            C-11

ARTICLE XIV            Amendments                                         C-11

ARTICLE XV             Indemnification and Insurance                      C-11

                                      (i)

                               RESTATED BY-LAWS
                                      OF
                            PS GROUP HOLDINGS, INC.
                            -----------------------
                            a Delaware corporation
                    (hereinafter called the "Corporation")


                                   ARTICLE I

                                    OFFICES

     SECTION 1.  Registered Office.  The registered office of this Corporation
                 -----------------
shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

     SECTION 2.  Other Offices.  The Corporation may also have offices at such
                 -------------
other places, either within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time designate or the business of the Corporation may require.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     SECTION 1.  Place of Meetings.  Meetings of stockholders shall be held at
                 -----------------
such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2.  Annual Meetings.  Annual meetings  of  stockholders  shall  be
                 ---------------
held on the fourth Tuesday of May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time set by the Board and stated in the notice of the meeting, at which the stockholders shall elect a Board, and transact such other business as may properly be brought before the meeting.

     SECTION 3.  Special Meetings.  Special meetings of stockholders, for any
                 ----------------
purpose or purposes, unless otherwise prescribed by applicable law or by the Certificate of Incorporation, may be called by the Chairman of the Board (or, if the Board does not appoint a Chairman of the Board, the Chief Executive Officer) and shall be called by the Chairman of the Board (or, if the Board does not appoint a Chairman of the Board, the Chief Executive Officer) or Secretary at the request in writing of a majority of the Board, or if, and only if, the special meeting is to be called for the purpose of removing a member of the Board (a "Director") director or directors for cause, at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting and the business transacted at any such special meeting of stockholders shall be limited to the purposes set forth in the notice. Stockholders may not request the call of a special meeting for any purpose other than as provided herein.

     SECTION 4.  Stockholder Lists.  The officer who has charge of the stock
                 -----------------
ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

     Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 5.  Notice of Meetings.  Written notice of each meeting of
                 ------------------
stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     SECTION 6.  Quorum and Adjournment.  The holders of a majority of the stock
                 ----------------------
issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

     SECTION 7.  Voting.  In all matters, the vote of the holders of a majority
                 ------
of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 8.  Proxies.  Each stockholder entitled to vote at a meeting of
                 -------
stockholders may authorize in writing or by any other means as is provided in
Section 212 of the Delaware General Corporation Law another person or persons to act for him by proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force.

     SECTION 9.  Judges of Election.  The Board may appoint a Judge or Judges of
                 ------------------
Election for any meeting of stockholders. Such Judges shall decide upon the qualification of the voters and report the number of shares represented at the meeting and entitled to vote, shall conduct the voting and accept the votes, and when the voting is completed shall ascertain and report the number of shares voted respectively for and against each position upon which a vote is taken by ballot. The Judges need not be stockholders, and any officer of the Corporation may be a Judge on any position other than a vote for or against a proposal in which he shall have a material interest.

     SECTION 10.  Notice of Stockholder Business.  At an annual meeting of the
                  ------------------------------
stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 10. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                                  ARTICLE III

                                   DIRECTORS

     SECTION 1.  Powers.  The Board shall have the power to manage or direct the
                 ------
management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers. The Board may establish procedures and rules, or may authorize the Chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any stockholders meeting, including without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the result thereof, the timing of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

     SECTION 2.  Number.  The Board shall consist of one or more members in such
                 ------
number as shall be determined from time to time by resolution of the Board. Until otherwise determined by such resolution, the Board shall consist of five members. Directors need not be stockholders, and each Director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal.

     SECTION 3.  Nominations.  Nominations of candidates for election as
                 -----------
Directors of the Corporation may be made by the Board or by any stockholder entitled to vote at a meeting at which one or more Directors are to be elected (an "Election Meeting").

     Nominations made by the Board shall be made at a meeting of the Board or by written consent of Directors in lieu of a meeting, not less than thirty days prior to the date of an Election Meeting. At the request of the Secretary of the Corporation, each proposed nominee shall provide the Corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for his election as a Director.

     Not less than thirty days prior to the date of an Election Meeting any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address, and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such nominee.

     In the event that a person is validly designated as a nominee and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

     If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

     SECTION 4.  Class Division and Term.  The Board shall be and is divided
                 -----------------------
into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; and until his successor shall have been elected and qualified; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1997; each initial Director in Class II shall hold office until the annual meeting of stockholders in 1998; and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1999.

     In the event of any increase or decrease in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three classes of Directors so as to maintain such classes as nearly equal as possible.

     SECTION 5.  Vacancies and Newly Created Directorships.  Any vacancy in the
                 -----------------------------------------
Board caused by death, resignation, removal or otherwise, or through an increase in the number of Directors of a class, shall be filled by a majority vote of the remaining Directors of the class in which such vacancy occurs, or by the sole remaining Director of that class if only one Director remains, or by the majority vote of the remaining Directors of the other two classes if there be no remaining members of the class in which the vacancy occurs. A Director so elected to fill a vacancy shall serve for the remainder of the then present term of the office of the class to which he was elected.

     SECTION 6.  Initial Meeting.  The Board shall meet as soon as practicable
                 ---------------
after the annual election of Directors and notice of such first meeting shall not be required.

     SECTION 7.  Regular Meeting.  Regular meetings of the Board shall be held
                 ---------------
without call or notice at such time and place as shall from time to time be fixed by standing resolution of the Board.

     SECTION 8.  Special Meetings.  Special meetings of the Board may be called
                 ----------------
at any time, and for any purpose permitted by law, by the Chairman of the Board, the Chief Executive Officer or by the Secretary on the request (whether written or oral) of any two members of the Board, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time and place of any such meetings shall be given to the Directors by the Secretary, or in case of his absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by private express courier service, by telegraph, by telecopier, by telephone, by personal service, or by any thereof as to different Directors.

     Notice to a Director by mail or by private express courier service shall be deemed to have been given if addressed to such Director at the address shown upon the records of the Corporation for such Director (or as may have been given to the Corporation by such Director for purposes of notice) and deposited in a United States Post Office or delivered to such private express courier service, as the case may be, at least forty-eight hours before the time of the meeting. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted to the recipient by the person giving the notice by electronic means. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office or home of the recipient who may reasonably be expected to communicate the notice to the recipient.

     A notice need not specify the purpose of any special meeting of the Board of Directors. Whenever any Director has been absent from any meeting of the Board of Directors for which notice has not been dispensed with, an entry in the minutes of such meeting to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such Director.

     SECTION 9.  Quorum.  At all meetings of the Board a majority of the whole
                 ------
Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law or by the Certificate of Incorporation or by these By-laws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though no quorum is present, as required in this Section, a majority of the Directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had, but no later than the time fixed for the next regular meeting of the Board. Notice of any adjourned meeting need not be given.

     SECTION 10.  Fees and Compensation.  Each Director and each member of a
                  ---------------------
committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine.

     SECTION 11.  Meetings by Telephonic Communication.  Members of the Board or
                  ------------------------------------
any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, if the standing resolutions fixing the time and place of a regular meeting or if the notice of the time and place of any regular or special meeting provides for such participation. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     SECTION 12.  Qualification of Directors.  No person can be elected a
                  --------------------------
Director of this Corporation (whether by vote of the stockholders or the Directors) if, were he or she to be elected a Director, less than a majority of the total number of directors would be Outside Directors. If such a person is nominated for Director, no votes cast for his or her election shall be counted and, for this purpose, the announcement of the results of any election of Directors, shall be delayed pending the determination by the Board referred to below. An Outside Director is a person who is not: (a) an officer or employee of the Corporation or any relative of an officer or employee; (b) a Related Person (as that term is defined in Article X of the Corporation's Certificate of Incorporation) or an officer, director, employee, associate or affiliate of a Related Person, or a relative of any of the foregoing; or (c) a person having a direct or indirect material business relationship with the Corporation. The Board shall be empowered to determine in its sole and absolute discretion whether a person is or is not an Outside Director within the meaning of the foregoing.

     SECTION 13.  Committees.  The Board may, by resolution passed by a majority
                  ----------
of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and if the Board has not designated one or more alternates (or if such a designation has been made, in the absence or disqualification of such alternate(s)), the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate. Any such committee, to the extent provided in the resolution of the Board shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     SECTION 14.  Action Without Meetings.  Unless otherwise restricted by
                  -----------------------
applicable law or by the Certificate of Incorporation or by these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without meeting if all members of the Board or of such committee consent thereto in writing as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Action shall be taken by the stockholders only at annual or special meetings of stockholders and stockholders may not act by written consent.


                                  ARTICLE IV

                                   OFFICERS

     SECTION 1.  Appointment and Salaries.  The Board shall appoint the
                 ------------------------
executive officers who shall include a Chief Executive Officer, one or more Vice Presidents (one or more of whom may be designated as Executive Vice Presidents or as Senior Vice Presidents), a Secretary, a Controller, and a Treasurer. The Board may also appoint a Chairman of the Board and a President and the Board or the Chief Executive Officer may appoint such other officers (including Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) as the Board or they may deem necessary or desirable. The Board shall fix the salaries of all officers appointed by it. Unless prohibited by applicable law or by the Certificate of Incorporation or by these By-laws, one person may be elected or appointed to serve in more than one official capacity.

     SECTION 2.  Removal and Resignation.  Any officer may be removed, either
                 -----------------------
with or without cause, by the Board or, in the case of an officer not appointed by the Board by the Chief Executive Officer (or if the Board does not appoint a Chief Executive Officer, the President). Any officer may resign at any time by giving notice to the Board or to the Chief Executive Officer (or if the Board does not appoint a Chief Executive Officer, the President), or to the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

     SECTION 3.  The Chairman of the Board.  The Board may, at its election,
                 -------------------------
appoint a Chairman of the Board. If such an officer be elected, he shall, if present, preside at all meetings of the stockholders and of the Board and shall have such other powers and duties as may from time to time be assigned to him by the Board.

     SECTION 4.  The Chief Executive Officer.  Subject to such powers, if any,
                 ---------------------------
as may be given by the Board to the Chairman of the Board, if there is such an officer, the Chief Executive Officer shall be the chief executive officer of the Corporation with the powers of general manager, and he shall have supervision over and may exercise general executive powers concerning all of the operations and business of the Corporation, with the authority from time to time to delegate to other officers such executive and other powers and duties as he may deem advisable. If there be no Chairman of the Board or if he is absent, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board, unless the Board appoints another person who need not be a stockholder, officer or Director of the Corporation, to preside at a meeting of stockholders.

     SECTION 5.  The Vice President.  In the absence of the Chief Executive
                 ------------------
Officer (or, if the Board does not appoint a Chief Executive Officer, the President) or in the event of his inability or refusal to act, the Vice President (or if there be more than one Vice President, the Vice

Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board or the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President). The rank of Vice Presidents in descending order shall be Executive Vice President, Senior Vice President, Vice President, and Assistant Vice President. The Vice President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     SECTION 6.  The Secretary.  The Secretary shall attend all meetings of the
                 -------------
Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the committees when required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall perform such other duties and have such other powers as the Board or the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) may from time to time prescribe.

     SECTION 7.  The Treasurer and the Controller.  The Treasurer and the
                 --------------------------------
Controller shall each have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. Either the Treasurer or the Controller may disburse the funds of the Corporation as may be ordered by the Board or the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President), taking proper vouchers for such disbursements, and shall render to the Board and Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) an account of transactions and of the financial condition of the Corporation. The Treasurer and the Controller each shall perform such other duties and have such other powers as the Board or the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) may from time to time prescribe.

     SECTION 8.  Assistant Officers.  An Assistant Officer shall, in the absence
                 ------------------
of the officer to whom he is an assistant or in the event of such officers inability or refusal to act (or, if there be more than one such assistant officer, the assistant officers in the order designated by the Board or the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) or, in the absence of any designation then in the order of their appointment), perform the duties and exercise the powers of such officer. An Assistant Officer shall perform such other duties and have such other powers as the Board or the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) may from time to time prescribe.

                                   ARTICLE V

                                     SEAL

     It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation, that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts, and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers thereof shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto.


                                  ARTICLE VI

                           FORM OF STOCK CERTIFICATE

     Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of the issue.


                                  ARTICLE VII

                REPRESENTATION OF SHARES OF OTHER CORPORATIONS

     The Chief Executive Officer or any other officer or officers authorized by the Board or the Chief Executive Officer are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.


                                 ARTICLE VIII

                              TRANSFERS OF STOCK

     Subject to any provisions relating to restrictions on transfer of the Corporation's shares contained in, or adopted pursuant to, these By-laws or the Certificate of Incorporation, upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

                                  ARTICLE IX

                    LOST, STOLEN OR DESTROYED CERTIFICATES

     The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE X

                                  RECORD DATE

     The Board may fix in advance a date, which shall not be more than sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, not withstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


                                  ARTICLE XI

                            REGISTERED STOCKHOLDERS

     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable law.


                                  ARTICLE XII

                                  FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution of the Board.

                                 ARTICLE XIII

                                    NOTICES

     SECTION 1.  Manner of Notice.  Whenever under the provisions of the
                 ----------------
statutes or of the Certificate of Incorporation or of these By-laws notice is required to be given to any Director, committee member, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letterbox, in a postpaid sealed wrapper, addressed to such stockholder, at such address as appears on the books of the Corporation, or, in default of other address, to such stockholder at the General Post Office in the City of Wilmington, Delaware, and, in the case of Directors, committee members and officers, by telephone, or by mail or by telegram to the last business address known to the Secretary of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned.

     SECTION 2.  Waiver of Notice.  Whenever any notice is required to be given
                 ----------------
under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  ARTICLE XIV

                                  AMENDMENTS

     The Board shall have the power to make, adopt, alter, amend and repeal from time to time By-laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend, and repeal By-laws made by the Board; provided, however, that By-laws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation, except by the vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock.


                                  ARTICLE XV

                         INDEMNIFICATION AND INSURANCE

     SECTION 1.  Right to Indemnification.  Each person who was or is a party or
                 ------------------------
is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     SECTION 2.  Right of Claimant to Bring Suit.  If a claim under Section 1 of
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this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

     SECTION 3.  Non-Exclusivity of Rights.  The right to indemnification and
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the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 4.  Insurance.  The Corporation may maintain insurance, at its
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expense, to protect itself and any director, officer, employee or agent of the
Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability, loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

     SECTION 5.  Expenses as a Witness.  To the extent that any director,
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officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

     SECTION 6.  Indemnity Agreements.  The Corporation may enter into
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agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.